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                                                                   EXHIBIT 10.28



                              English Translation
                      Supplementary Agreement

              to the Consultancy Agreement of January 30, 1998

                         between

                  IFCO Europe Beteiligungs GmbH

            - hereinafter referred to below as the "Company" -

                           and

                      Dr.  Willy von Becker

A consultancy agreement was concluded by the parties on January 30, 1998 with a term up to March 31, 1999. Supplementary to the aforesaid consultancy agreement, the parties hereby agree as follows for continuing the contractual relationship:

Re I.  Duties and Obligations / Contract Term

      The scope of consultancy services shall amount to 3 man days per week for 47 weeks a year. The aforesaid scope of consultancy services is hereby formally agreed.

      Should the Company require additional consultancy service days, it may commission them in writing for a fee of DM 1,200 per day after prior agreement with the Consultant.

      The contractual relationship may be terminated for the first time in Week 25 (calendar week 43/1999) with preliminary notice of 8 weeks (calendar week 35/1999).

Re II.  Compensation

      The Consultant shall receive a fee of DM 1,200 per day for his services.
      (Example: 3 x 47 x DM 1,200 = DM 169,000 for I year).

      No holiday or public holidays shall be paid.

      The Consultant shall receive a 50:50 bonus for the "EU Support" and "SAP" projects, the amount and basis of which shall be agreed separately.

Pullach,  June 28, 1999

/s/ Dr. Willy von Becker
Dr. Willy von Becker

/s/ Martin Schoeller          /s/ Christoph Schoeller
Martin Schoeller              Christoph Schoeller
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            Annex to the Supplementary Agreement of June 28, 1999

              to the Consultancy Agreement of January 30, 1998

                              between

                     IFCO Europe Beteiligungs GmbH

          - hereinafter referred to below as the "Company" -

                                and

                        Dr.  Willy von Becker

                           Bonus Agreement

The Company shall pay a bonus to Dr. Becker based on the following conditions:

1)  SAP Project for the IFCO Group

    A bonus of DM 15,000 shall be paid for the SAP Project if the following objectives are reached in full:

    a) Budget compliance in accordance with the SAP contract of March 31, 1999 (cf. Annex 1)

    b) SAP implementation, i.e. if the F1, SD, MM and HR modules can be used by the IFCO Group error-free with effect from January 1, 2000.

    c) Customizing by means of the change request procedure (cf. Page 4 of the SAP contract of March 31, 1999) is not included in Section a) above.

2)  EC Support

    Dr. von Becker shall receive 3 % commission on the net support funds a fonds perdu for the IFCO Group, less the costs incurred for the aforesaid.

The bonus under 1) and 2) above shall amount to a maximum of DM 30,000.

Pullach, June 28, 1999

/s/ Dr. Willy von Becker
Dr. Willy von Becker


/s/ Martin Schoeller        /s/ Christoph Schoeller
Martin Schoeller            Christoph Schoeller
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                      Consultancy Agreement


The following Consultancy Agreement is hereby concluded

between

IFCO Europe Beteiligungs GmbH, in formation

    - hereinafter also referred to as the Company" -

and Dr. Willy von Becker:

I.  Duties and Obligations

    1. Dr. von Becker shall assist the management of the Company and shall service the requirements of IFCO's activities in Europe as Controller. His duties and responsibilities shall particularly include planning and analysis as well, including budgeting, deviation analyses and business development. Above all, Dr. von Becker shall be also be responsible for reporting to the stockholders based on US standards.

    2.  Dr. von Becker shall report directly to the management of the Company.

    3. Dr. von Becker shall implement an integrated software for the whole IFCO Group as project manager.

    4.  The scope of consultancy services shall be 4 man days per week.

I.  Contract Term

    1. The contract shall commence on April 1, 1998 and shall end on March 31, 1999.

    2. The Company shall be entitled to prolong the contract by 1 year up to February 28, 1999 on the same conditions.

II.  Compensation

    1. As compensation for his work, Dr. von Becker shall receive a fee of DM 17,500 per month, plus statutory value-added tax.

    2. Based on the contract term of 12 months, he shall be released from duties for 4 calendar weeks with continued payment of his consultancy fee.

III.  Reimbursement of Expenses

      Expenses incurred on business travel made in the interests of the Company shall be reimbursed to the Consultant upon submission of appropriate vouchers and documentation. The Consultant shall be
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      entitled to charge DM 0.65 per km for business travel with a motor vehicle.

IV.  Secrecy/Records

     1. The Consultant shall be obliged observe secrecy towards third parties on all operational and business matters of the Company. The aforesaid obligation shall also apply after he has ceased to work for the company. Dr. von Becker shall also be obliged to observe the principles for exercising the consultancy profession as laid down by the Association of German Consultants (BDU).

     2. When he ceases to work for the Company, Dr. von Becker shall be obliged to return all documents, correspondence and records, etc., relating to the affairs of the company.

VI.  Ancillary Agreements and Contract Amendments

     No verbal ancillary agreements have been made. All amendments and supplements to the present contract must be made in writing in order to be valid.

VII.  Final Provisions

      1. If individual provisions of the present contract are or become invalid, the validity of the other provisions shall remain in full force and effect. The parties shall undertake to replace the invalid provision by a valid provision which comes as close as possible to the original economic intention of the invalid provision.

      2. All amendments and supplements relating to the present contract must be made in writing in order to be valid. This shall also apply to any rescission of the written form requirement.


Munich, January 30, 1998

/s/ Dr. Willy von Becker
Dr. Willy von Becker

/s/ Martn Schoeller         /s/ Christoph Schoeller
Martin Schoeller            Christoph Schoeller